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                                                                   EXHIBIT 10(i)

                                  Synopsis of
                             Heller Financial, Inc.
                                   1997-1999
                            Long Term Incentive Plan


I. Purpose of the Plan

The 1997 -1999 Long term Incentive Plan (the "Plan") is an integral part of Heller Financial, Inc.'s total compensation strategy. It has been designed to:

   . Enhance Heller's ability to attract and retain valued contributors by providing a competitive compensation opportunity.

   . Focus Heller's valued contributors on the long term goals and objectives of the company.

   .  Motivate key contributors through a pay-for-performance environment.

   . Promote interdependency throughout the organization by reinforcing teamwork.

   .  Align the executives and key contributors with shareholder interests.


II. Eligible Plan Participants

All employees who are in positions with a salary grade of 18 and higher are eligible to participate in the Plan. However, this does not mean that all eligible participants will receive a grant under the Plan. Whether an eligible employee receives a grant, as well as the size of the actual grant, will be based upon their performance in the prior year and/or their potential contribution.

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Recommendations for grants will be made by senior management and will be subject to the approval of the Compensation Committee to the Board of Directors (The "Committee") or the Chief Executive Officer, as prescribed by this document.

While employees in positions with a salary grade below 18 are typically not considered eligible to participate in the Plan, grants can be made to these employees on an individual basis, based upon the factors and conditions discussed above.


III. Grants of Performance Shares

Performance shares are granted annually, at the beginning of the Plan, and are earned out over a designated performance period based upon a target average return on equity (ROE) goal. This duration of the performance period for each Plan is established at the beginning of its performance period.

The Committee, at its discretion, can modify the value of units as computed by the return on equity formula based upon the achievement of predetermined qualitative and quantitative performance measures.


IV. Performance/Award Period

The performance and award period for the Plan will be from January 1, 1997 through December 31, 1999.


V. Goal Setting/Value Determination

The value of a performance share is based on a three year average return on equity (ROE) goal for Heller Financial, Inc. This goal for the 1997-1999 performance period will not be modified by any predetermined qualitative and quantitative measures of performance for.

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The 1997-1999 performance period average return on equity goal will be 10.4%.
The actual value of shares granted under this plan will be determined based upon the average ROE achievement of Heller Financial, Inc. for each year in the three year period. The performance grid shown below will be used in determining actual share value.

                 ---------------------------------------------------
                      Three Year Average                 Share
                          Annual ROE                     Value
                 ---------------------------------------------------
                            11.95%                      $170.00
                            11.45%                      $135.00
                            10.95%                      $115.00
                 ---------------------------------------------------
                            10.45%                      $100.00
                 ---------------------------------------------------
                             9.95%                      $ 90.00
                             9.45%                      $ 75.00
                        Less than 9.45%                 $  0.00
                 ---------------------------------------------------

If the three year average ROE goal is met, a share granted under this Plan will have a value of $100.00. The maximum value for a share is $170.00. If the actual performance exceeds or falls short of the average ROE target, the value of a share will be determined in accordance with the performance grid shown above. If the performance threshold of 9.60% average ROE is not met, the Pool will not be funded and no awards will be paid. If the actual average ROE falls between two values on the performance grid shown above, the actual value of a share will be pro rated based on those values.


VI. Shares Available under the Plan

The number of shares available for grants under the Plan will be established at the beginning of the performance period. The number of shares available for grants to participants, excluding the Chief Executive Officer, under the 1997-1999 performance period cannot exceed 42,675 shares. Grants to the Chief Executive Officer will be in addition to this amount of shares.

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VII. Target Grants
     -------------

Individual grants will be based upon actual and/or potential performance factors.

VIII. Recommendation for and Approval of Grants
      -----------------------------------------

Grants under the Plan, as well as the size of the grant made to selected participants, will be determined by senior management of Heller and will be recommended to the Chief Executive Officer. Individual grants made to the Policy Committee members (Tier I), as well as aggregate grants made to Senior Management Committee members (Tier II) will be approved by the Committee. All other grants will be approved by the Chief Executive Officer. Grants to the Chief Executive Officer will be determined and approved by the Committee.

IX. Unused Shares
    -------------

Shares not granted at the beginning of the performance period can be granted at any time during the period with the approval of the Chief Executive Officer or the Committee, as appropriate. Any share forfeited during the period will be returned to the pool and are available for grants during the period. Any shares unused at the end of the performance period will be returned to the company.

X. Distributions of Awards
   -----------------------

Awards will be distributed as soon as practical after the end of the performance period. Payments will be 100% in cash. Voluntary elections are possible at the participant's election. Elections will be made in the third year of the plan period.

XI. Administration
    --------------

The Committee may delegate any or all aspect of the administration of the Plan. The Plan will be administered as provided in the Appendix to this document.

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                           Administrative Provisions
                           -------------------------

I.   Administration of the Plan
     --------------------------

     The Plan shall be administered by a the Compensation Committee to the Board of Directors (the "Committee") or its designee. The Committee shall have the authority to approve eligibility to participate in the Plan, to establish the terms and conditions under which the awards become payable, and to adopt such rules and regulations and make all other determinations deemed necessary or desirable for the implementation and administration of the Plan.

II.  Termination of Employment
     -------------------------

     In the event that a Plan Participant should cease to be an active employee of Heller before the end of the performance period, no incentive compensation will be deemed to be earned by the Plan Participant for such period. A Plan Participant must be an active employee of Heller at end of the performance period (December 31, 1999) to be eligible for incentive compensation under the Plan.

     Notwithstanding the above, any Plan Participant who becomes permanently disabled during a performance period will be fully vested in his/her grant of shares and will receive all unpaid incentive compensation generated, with such shares being valued at the end of the performance period as prescribed in the Plan document and paid at the end of the plan period, at the time that awards are distributed to all other Plan participants.

     Notwithstanding the above, any Plan Participant who retires during a plan year will be fully vested in his/her grant of shares and will receive all unpaid incentive compensation generated, with such shares being valued at the end of the performance period as prescribed in the Plan document and paid at the end of the plan period, at the time that awards are distributed to all other Plan participants.

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      Notwithstanding the above, any Plan Participant who terminates by reason of death will be fully vested in his/her grant of shares and will receive all unpaid incentive compensation generated, with such shares being valued at the end of the performance period as prescribed in the Plan document and paid at the end of the plan period, at the time that awards are distributed to all other Plan participants.


III.  Plan Termination
      ----------------

      This Plan is effective for the calendar years 1997 through 1999 and is subject to change by the Committee or its designees. While Heller will attempt to make Plan changes and communicate those changes to Plan Participants at the beginning of the performance period, the Committee and its designees have the authority to make Plan changes any time during the year.

      Heller reserves the right to amend the Plan at any time and to alter, reduce or eliminate any benefit under the Plan (in whole or in part) at any time, or to terminate the Plan at any time, as to any class or classes of covered employees, and beneficiaries, all without notice. Notwithstanding the foregoing, any such amendment or termination of the Plan shall not reduce the amount of incentive compensation earned by a Plan Participant before the effective date of such amendment or termination.

      Plan Participants will be notified of an amendment or termination of the Plan within a reasonable time.

IV.   Withholding and Benefits
      ------------------------

      Heller will withhold from any amounts payable under this Plan all federal, state, city and local taxes as shall be legally required as well as any other amounts authorized or required by employer policy including, but not limited to, withholding for garnishments and judgments or other court orders.

      Except as otherwise required by law, incentive compensation under this Plan shall not be included or considered determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan.

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V.   Employment Rights
     -----------------

     The Plan does not constitute a contract of employment and participation in the Plan will not give a Plan Participant the right to be rehired or retained in the employ of Heller on a full-time, part-time, or any other basis nor will participation in the Plan give any Plan Participant any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.


VI.  Company's Decision Final
     ------------------------

     Any interpretation of the Plan and any decisions, calculations and determinations made by the Committee or its designees on all matters.

VII. Incentive Awards not Distributed to Participants
     ------------------------------------------------

     Any portion of incentive compensation not earned and disbursed at the end of the performance period will be retained by the Company.

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